Exhibit 25.1

Registration No. 333-

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Statement of Eligibility Under the

Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Wachovia Bank, National Association

(Exact name of trustee as specified in its charter)

United States of America

(Jurisdiction of incorporation or organization if not a U.S. national bank)

22-1147033

(I.R.S. Employer Identification Number)

Three Wachovia Center

401 South Tryon Street, 12th Floor

Charlotte, North Carolina

(Address of principal executive offices)

28288

(Zip code)

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, NC 28288-1179

(704)374-6914

(Name, address and telephone number of agent for service)

CompuCredit Corporation

(Exact name of obligor as specified in its charter)

Georgia

(State or other jurisdiction of incorporation or organization)

58-2336689

(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600

Atlanta, Georgia

(Address of principal executive offices)

30346

(Zip code)

3.625% Convertible Senior Notes due 2025

(Title of the indenture securities)

Item 1.    General information.  Furnish the following information as to the trustee:

a.             Name and address of each examining or supervising authority to which it is subject.

NAME	ADDRESS

Board of Governors of the Federal	Washington, D.C.

Reserve System

Comptroller of the Currency	Washington, D.C.

Federal Deposit Insurance Corporation	Washington, D.C.

b.             Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with the obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

The obligor is not an affiliate of the trustee.  (See Note 1)

Item 3.    Voting securities of the trustee.  Furnish the following information as to each class of voting securities of the trustee:

As of     (Insert date within 31 days).

COL. A COL. B
TITLE OF CLASS	AMOUNT OUTSTANDING

Not Applicable - See Item 13.

Item 4.    Trusteeships under other indentures.  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

a.             Title of the securities outstanding under each such other indenture.

Not Applicable.

b.             A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not Applicable.

Item 5.    Interlocking directorates and similar relationships with the obligor or underwriters.  If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

Not Applicable - see answer to Item 13.

Item 6.    Voting securities of the trustee owned by the obligor or its officials.  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

As of           (Insert date within 31 days).

COL. D
		COL. C	PERCENTAGE OF VOTING SECURITIES
COL. A	COL. B	AMOUNT OWNED	REPRESENTED BY AMOUNT GIVEN
NAME OF OWNER	TITLE OF CLASS	BENEFICIALLY	IN COL. C

Not Applicable - see answer to Item 13.

Item 7.    Voting securities of the trustee owned by underwriters or their officials.  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

As of               (Insert date within 31 days).

COL. D
		COL. C	PERCENTAGE OF VOTING SECURITIES
COL. A	COL. B	AMOUNT OWNED	REPRESENTED BY AMOUNT GIVEN
NAME OF OWNER	TITLE OF CLASS	BENEFICIALLY	IN COL. C

Not Applicable - see answer to Item 13.

Item 8.    Securities of the obligor owned or held by the trustee.  Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

As of              (Insert date within 31 days).

COL. C
		AMOUNT OWNED	COL.
	COL. B	BENEFICIALLY OR	PERCENT OF CLASS
	WHETHER THE SECURITIES	HELD AS COLLATERAL	REPRESENTED BY
COL. A	ARE VOTING OR	SECURITY FOR	AMOUNT GIVEN
TITLE OF CLASS	NONVOTING SECURITIES	OBLIGATIONS IN DEFAULT	IN COL. C

Not Applicable - see answer to Item 13.

Item 9.    Securities of underwriters owned or held by the trustee.  If the trustee owns beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

As of            (Insert date within 31 days).

		COL. C	COL. D
		AMOUNT OWNED BENEFICIALLY	PERCENT OF CLASS
COL. A	COL. B	OR HELD AS COLLATERAL	REPRESENTED BY
TITLE OF ISSUER	AMOUNT	SECURITY FOR OBLIGATIONS	AMOUNT GIVEN
AND TITLE OF CLASS	OUTSTANDING	IN DEFAULT BY TRUSTEE	IN COL. C

Not Applicable - see answer to Item 13.

Item 10.                  Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.  If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

As of          (Insert date within 31 days).

		COL. C	COL. D
		AMOUNT OWNED BENEFICIALLY	PERCENT OF CLASS
COL. A	COL. B	OR HELD AS COLLATERAL	REPRESENTED BY
TITLE OF ISSUER	AMOUNT	SECURITY FOR OBLIGATIONS	AMOUNT GIVEN
AND TITLE OF CLASS	OUTSTANDING	IN DEFAULT BY TRUSTEE	IN COL. C

Not Applicable - see answer to Item 13.

Item 11.                  Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

As of           (Insert date within 31 days).

		COL. C	COL. D
		AMOUNT OWNED BENEFICIALLY	PERCENT OF CLASS
COL. A	COL. B	OR HELD AS COLLATERAL	REPRESENTED BY
TITLE OF ISSUER	AMOUNT	SECURITY FOR OBLIGATIONS	AMOUNT GIVEN
AND TITLE OF CLASS	OUTSTANDING	IN DEFAULT BY TRUSTEE	IN COL. C

Not Applicable - See answer to Item 13.

Item 12.                  Indebtedness of the Obligor to the Trustee.  Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

As of               (Insert date within 31 days).

COL. A	COL. B	COL. C
NATURE OF INDEBTEDNESS	AMOUNT OUTSTANDING	DATE DUE

Not Applicable - See answer to Item 13.

Item 13.                  Defaults by the Obligor.

a.             State whether there is or has been a default with respect to the securities under this indenture.  Explain the nature of any such default.

None.

b.             If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

None.

Item 14.                  Affiliations with the Underwriters.  If any underwriter is an affiliate of the trustee, describe each such affiliation.

Not Applicable.

Item 15.                  Foreign Trustee.  Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

Not Applicable.

Item 16.                  List of exhibits.  List below all exhibits filed as a part of this statement of eligibility.

1.             Articles of Association of Wachovia Bank, National Association, as now in effect.*

2.             Certificate of Authority of the trustee to commence business.*

3.             Copy of the authorization of the trustee to exercise corporate trust powers.*

4.             Existing bylaws of the trustee.*

5.             Not Applicable.

6.             The consent of the trustee required by Section 321(b) of the Act.

7.             A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.**

8.             Not Applicable.

9.             Not Applicable.

*              Previously filed with the Securities and Exchange Commission as an Exhibit to Form T-1 in connection with Registration Statement Number 333-54465 incorporated herein by reference.

**           Please see attached.

NOTES:

Note 1:  The trustee is a subsidiary of Wachovia Corporation, a bank holding company; all of the voting securities of the trustee are held by Wachovia Corporation.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Wachovia Bank, National Association, a national banking association [state form of organization] organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Atlanta, and State [or other jurisdiction] of Georgia, on the 8th day of August, 2005.

WACHOVIA BANK, NATIONAL ASSOCIATION
(Trustee)

By:	/s/ Thomas E. Clower
Thomas E. Clower, Vice President
(Name and Title)

Wachovia Bank, National Association

First Union Plaza

Charlotte, NC 28288

FDIC Certificate #: 33869   Bank Charter Class: N

Definition		Wachovia Bank, National Association Charlotte, NC March 31, 2005	Wachovia Bank, National Association Charlotte, NC March 31, 2004
		Dollar figures in thousands
Assets and Liabilities
1	Total employees (full-time equivalent)	78,977	68,873
2	Total assets	454,751,000	364,474,000
3	Cash and due from depository institutions	13,283,000	15,205,000
4	Interest-bearing balances	603,000	4,227,000
5	Securities	113,305,000	101,297,000
6	Federal funds sold & reverse repurchase agreements	7,655,000	5,323,000
7	Net loans & leases	236,103,000	176,722,000
8	Loan loss allowance	2,661,000	2,419,000
9	Trading account assets	30,211,000	27,082,000
10	Bank premises and fixed assets	4,267,000	3,720,000
11	Other real estate owned	121,000	140,000
12	Goodwill and other intangibles	21,667,000	11,059,000
13	All other assets	28,139,000	23,926,000
14	Total liabilities and capital	454,751,000	364,474,000
15	Total liabilities	407,968,000	332,596,000
16	Total deposits	306,823,000	238,849,000
17	Interest-bearing deposits	293,231,000	223,873,000
18	Deposits held in domestic offices	284,382,000	224,687,000
19	% insured (estimated)	59.10%	59.85%
20	Federal funds purchased & repurchase agreements	29,652,000	24,801,000
21	Trading liabilities	13,346,000	16,996,000
22	Other borrowed funds	30,575,000	29,231,000
23	Subordinated debt	13,103,000	9,352,000
24	All other liabilities	14,469,000	13,367,000
25	Equity capital	46,783,000	31,878,000
26	Perpetual preferred stock	0	0
27	Common stock	455,000	455,000
28	Surplus	36,364,000	24,216,000
29	Undivided profits	9,964,000	7,207,000
	Memoranda:
30	Noncurrent loans and leases	1,517,000	1,359,000
31	Income earned, not collected on loans	2,423,000	2,079,000
32	Earning assets	377,591,000	303,224,000
33	Long-term assets (5+ years)	162,495,000	142,381,000
34	Average Assets, year-to-date	452,217,090	359,007,500
35	Average Assets, quarterly	452,217,090	359,007,500
36	Volatile liabilities	91,260,000	70,604,000
37	Insider loans	1,348,000	1,545,000
38	FHLB advances	5,000,000	5,001,000
39	Loans and leases held for sale	14,106,000	14,853,000
40	Unused loan commitments	183,977,000	125,047,000
41	Tier 1 (core) capital	27,093,000	20,753,000
42	Total unused commitments	183,977,000	125,047,000
43	Restructured Loans and leases	0	0
44	Quarterly mutual fund sales	0	0
45	Derivatives	3,627,247,000	2,604,746,000
	Total assets and liabilities in foreign offices
	Past due and nonaccrual assets
	Fiduciary and related services

EXHIBIT 6

Wachovia Bank, National Association, pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended (the “Act”) in connection with the proposed issuance by CompuCredit Corporation of Convertible Senior Notes due 2025, consents that reports of examination by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor, as contemplated by Section 321(b) of the Act.

Dated: August 8th, 2005

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas E. Clower
Thomas E. Clower, Vice President